EXHIBIT 10.1


                              Consulting Agreement

This Consulting Agreement ("Agreement"), effective as of December 16, 2002, is by and between Quintek Technologies, Inc., a public California Corporation with its principal place of business located at 537 Constitution Ave. Suite B, Camarillo, CA 93012 ("Quintek") and Robert Steele an individual with his principal place of business located at 1158 26th Street #318, Santa Monica, CA 90403 ("Consultant").

                                     General
                                     -------

Whereas: Consultant is engaged in the business of providing consulting services related to corporate planning;

Whereas: Quintek desires to retain Consultant for the purpose of corporate planning:

In consideration for the mutual promises, covenants, and Agreements made below, the parties hereby agree to the following:

Agreement

1. Right to Represent. Quintek grants Consultant the non-exclusive right to represent Quintek in accordance with the terms and conditions delineated within this Agreement.

2. Independent Contractor. Consultant is an independent contractor and not an employee of Quintek. Quintek is interested only in the results obtained by Consultant and Consultant shall have sole control over the manner and means of performing under this Agreement, subject always to its terms and conditions. Quintek shall not have the right to require Consultant to do anything that would jeopardize the relationship of independent contractor between Quintek and Consultant. All expenses and disbursements incurred by Consultant in connection with this Agreement shall be born wholly and completely by Consultant. Consultant does not have, nor shall Consultant hold itself out as having, any right, power or authority to create any contract or obligation, either express or implied, on behalf of, or binding upon Quintek, unless Quintek shall consent to that in writing. Consultant shall have the right to appoint and shall be solely responsible for Consultant's own solicitation force, employees, agents and representatives, who shall be at Consultant's own risk, expense and supervision and shall not have any claim against Quintek for compensation or reimbursement. Consultant may represent other products that do not compete directly or indirectly with products covered by this Agreement and may exercise Consultant's own discretion in obtaining promotional, services, hiring personnel and otherwise complying with the terms of this Agreement.

3. Compensation. Consultant shall receive the following compensation for services rendered:

400,000 shares of Quintek restricted common Quintek stock which will be registered under Section S-8 of the Act.
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4.  Services.   Consultant  shall  provide  consulting   services  for  Quintek.
Specifically, Consultant's services shall include:

1) Review Quintek's existing product information, corporate profile, financial projections, competitive strategies, sales & marketing program, manufacturing operation, and corporate growth plan.

2) Develop new strategies to improve internal operations, manufacturing, and sales & marketing programs.

3) Structure a reorganization plan

4) Generate a business plan highlighting the improvements developed under Sections 4.2 and 4.3.

5. Trademarks and Trade Names. Quintek reserves all rights to any trade names and trademarks and to any other commercial symbols that it may adopt or use from time-to-time.

6. Term and Termination. The term of this Agreement shall be for a period of 6 months from the date first written above or when the services listed in Section 4 have been completed, whichever date comes first.

This Agreement may be terminated for cause at any time, by either party, with or without notice. Cause shall be considered as; (1) violation of law or regulation, past or future, that materially affects the relationship; (2) any matter described in paragraph 7 below; or (3) the commission of actions, errors or omissions that are inconsistent with ethical business practice.

7. Misrepresentation. In the event either party shall be guilty of gross negligence, intentional misconduct or intentional misrepresentation, such negligence, misconduct or misrepresentation shall be deemed an immediate breach of this Agreement. Upon such breach, Agreement shall terminate immediately and either party shall not be entitled to claim damages for, in respect of, or by reason of such termination.

8. Proprietary Information. The customers, business, products, technology, business connections, customer lists, procedures, operations, techniques and other aspects of the business of Quintek are established at great expense and protected as confidential information and trade secrets and provide Quintek with a substantial competitive advantage of selling its products. Consultant shall have access to, and be entrusted with, trade secrets, confidential information and proprietary information, and Quintek would suffer great loss and injury if Consultant would disclose this information or use it to compete with Quintek. Consequently, Consultant agrees that during its relationship with Quintek, and from then on, it will not, within the geographic territory encompassed by the business of Quintek at the termination of that relationship, directly or indirectly, either individually or as an employee, agent, partner, shareholder, or in any other capacity, use or disclose, or cause to be used or disclosed, any trade secret, confidential information or proprietary information acquired by Consultant during its relationship with Quintek.
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9. Reserved

10. General Provisions

10.1 Assignment. Except as set forth in this section, neither this Agreement nor any rights under this Agreement, in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other party. Any attempt by either party to assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party shall be null and void. Subject to the above, this Agreement shall be binding upon and take effect for the benefit of the successors and assigns of the parties to this Agreement.

10.2 Waiver, Amendment, Modification. No waiver, amendment or modification, including those by custom, usage of trade, or course of dealing, of any provision of this Agreement will be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No waiver by any party of any default in performance by the other party under this Agreement or of any breach or series of breaches by the other party of any of the terms or conditions of this Agreement shall constitute a waiver of any subsequent default in performance under this Agreement or any subsequent breach of any terms or conditions of that Agreement. Performance of any obligation required of a party under this Agreement may be waived only by a written waiver signed by a duly authorized officer of the other party, that waiver shall be effective only with respect to the specific obligation described in that waiver.

10.3 Force Majeure. Neither party will be deemed in default of this Agreement to the extent that performance of its obligations, or attempts to cure any breach, are delayed or prevented by reason of circumstance beyond its reasonable control, including without limitation fire, natural disaster, earthquake, accident or other acts of God ("Force Majeure"), provided that the party seeking to delay its performance gives the other written notice of any such Force Majeure within 15 days after the discovery of the Force Majeure, and further provided that such party uses its good faith efforts to cure the Force Majeure. If there is a Force Majeure, the time for performance or cure will be extended for a period equal to the duration of the Force Majeure. This Article shall not be applicable to any payment obligations of either party.

10.4     Settlement of Disputes

10.4.1 Each party acknowledges and agrees that, if there is any breach of this Agreement, including, without limitation, unauthorized use or disclosure of Confidential Information or other information of the other party, the non-breaching party will suffer irreparable injury that cannot be compensated by money damages and therefore will not have an adequate remedy at law. Accordingly, if either party institutes an action or proceeding to enforce the provisions of this Agreement, such party will be entitled to obtain such injunctive relief, specific performance, or other equitable remedy from a court of competent jurisdiction as may be necessary or appropriate to prevent or curtail any such breach, threatened or actual. These will be in addition to and without prejudice to such other rights as such party may have in law or in equity.

10.4.2 Any dispute, controversy, or claim arising out of or related to this Agreement, or the creation, validity, interpretation, breach, or termination of this Agreement will be referred to mediation before, and as a condition precedent to, the initiation of any adjudicative action or proceeding, including arbitration. The mediation will be held in Camarillo, California. Either party may demand mediation in writing, serving on the other party a statement of the dispute, controversy, or claim, and the facts relating to it, in reasonable detail.
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Furthermore,  if within thirty (30) days after such demand, the parties have not agreed upon a mediator and commenced mediation, the matter will be referred to arbitration under Section 10.4.3. Furthermore, if, within forty-five (45) days after such demand the matter has not been resolved to the satisfaction of both parties, then the matter will be referred to arbitration under Section 10.4.3.

10.4.3 Any dispute, controversy, or claim arising out of or related to this Agreement, or the creation, validity, interpretation, breach, or termination of this Agreement that has not been resolved amicably among the parties by mediation under Section 10.4.2 will be submitted to binding arbitration using the following procedure:

10.4.3.1 The arbitration will be held in Camarillo, California, before a panel of three arbitrators. Either party may demand arbitration in writing, serving on the other party a statement of the dispute, controversy, or claim, and the facts relating to it, in reasonable detail, and the arbitrator nominated by that party.

10.4.3.2 Within thirty (30) days after such demand, the other party will name its arbitrator, and the two arbitrators named by the parties will, within ten
(10) days, select a third arbitrator.

10.4.3.3 The arbitration will be governed by the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), except as expressly provided in this Article. However, the arbitration will be administered by any organization mutually agreed upon by the parties. If the parties are unable to agree upon the organization to administer the arbitration, it will be administered by the AAA. The arbitrators may not amend or disregard any provision of this section.

10.4.3.4 The expenses of arbitration shall be borne by the party against whom the decision is rendered, or apportioned in accordance with the decision of the arbitrators if there is a compromise decision. Judgment upon any award may be entered in any court of competent jurisdiction. All notices from one party to the other relating to any arbitration under this Agreement shall be in writing and shall be effective if given in accordance with Section 10.11 below.

10.5 Cumulative Rights. Any specific right or remedy provided in this Agreement shall not be exclusive but shall be cumulative upon all other rights and remedies set forth in this section and allowed under applicable law.

10.6 Governing Law. This Agreement shall be governed by the laws of the State of California applicable to Agreements made and fully performed in California by California residents.

10.7 Entire  Agreement.  The parties  acknowledge that this Agreement  expresses
their  entire  understanding  and  Agreement,   and  that  there  have  been  no
warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this section. The parties further acknowledge that this Agreement supersedes, terminates and otherwise renders null and void any and all prior Agreements or contracts, whether written or oral, entered into between Quintek and Consultant with respect to the matters expressly set forth in this Agreement.
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10.8 Counterparts.  This Agreement may be executed in multiple counterparts, any one of which will be deemed an original, but all of which shall constitute one and the same instrument.

10.9 Attorney Fees. If either party is required to retain the services of any attorney to enforce or otherwise litigate or defend any matter or claim arising out of or in connection with this Agreement, then the prevailing party shall be entitled to recover from the other party, in addition to any other relief awarded or granted, its reasonable costs and expenses (including attorneys' fees) incurred in the proceeding.

10.10 Severability. If any provision of this Agreement is found invalid or unenforceable under judicial decree or decision, the remainder shall remain valid and enforceable according to its terms. Without limiting the previous, it is expressly understood and agreed that each and every provision of this Agreement that provides for a limitation of liability, disclaimer of warranties, or exclusion of damages is intended by the parties to be severable and independent of any other provision and to be enforced as such. Further, it is expressly understood and agreed that if any remedy under this Agreement is determined to have failed of its essential purpose, all other limitations of liability and exclusion of damages set forth in this section shall remain in full force and effect.

10.11 Notices. All notices, demands or consents required or permitted under this Agreement shall be in writing and shall be delivered or mailed certified return receipt requested to the respective parties at the addresses set forth above or at such other address as such party shall specify to the other party in writing. Any notice required or permitted to be given by the provisions of this Agreement shall be conclusively deemed to have been received on the day it is delivered to that party by U.S. Mail with Acknowledgment of Receipt or by any commercial courier providing equivalent acknowledgment of receipt.

Captions and section headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in construing it.

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12.  Signatures.  We the undersigned  have carefully  reviewed this contract and agree to and accept its terms and conditions. We represent and warrant that we have had the opportunity to consult independent legal counsel concerning all the terms and provisions hereof.


Quintek

/s/Thomas Sims                                                December 16, 2002
Signature                                                            Date
Thomas Sims
Name
President
Title


Consultant

/s/Robert Steele                                              December 16, 2002
Signature                                                            Date
Robert Steele
Name


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